SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K


            Current Report Pursuant to Section 13 or
          15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)
                          APRIL 4, 1997



                    ATMOS ENERGY CORPORATION
     (Exact Name of Registrant as Specified in its Charter)





           TEXAS                            75-1743247
----------------------------            -------------------
(State or Other Jurisdiction            (I.R.S. Employer
of Incorporation or                     Identification No.)
Organization)

1800 THREE LINCOLN CENTRE, 5430
LBJ FREEWAY, DALLAS, TEXAS                     75240
-------------------------------         -------------------
(Address of Principal Executive              (Zip Code)
Offices)

       Registrant's Telephone Number, Including Area Code
                         (972) 934-9227
                         --------------


  ------------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Report)







ITEM 5.  OTHER EVENTS.

(a) On April 4, 1997, Atmos Energy Corporation (the "Registrant") announced in a news release that Robert F. Stephens and James F. Purser had resigned from the Registrant's board of directors. The Registrant had previously announced in March that Mr. Stephens had resigned as president and chief operating officer and Mr. Purser had resigned as executive vice president and chief financial officer.

(b) On April 9, 1997, the Registrant announced in a joint news release with United Cities Gas Company of Brentwood, Tennessee ("United Cities"), that the hearing examiner in the regulatory proceeding in Illinois recommended, in a proposed order, that the Illinois Commerce Commission deny the companies' petition to merge. The companies will have an opportunity to respond to such proposed order within the next two weeks. As was discussed in the news release, the companies remain optimistic that the Illinois commission will ultimately approve the merger. The companies will close the merger as soon as possible after receipt of the approval of the Illinois commission, which is the final required regulatory approval. A copy of the news release is attached hereto as an exhibit and is incorporated herein by reference.

 (c) On April 16, 1997, the Registrant announced in a news release that Larry J. Dagley had been appointed executive vice president and chief financial officer of the Registrant, effective May 1, 1997. A copy of the news release is attached hereto as an exhibit and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits

               99.1 News Release of Atmos Energy Corporation dated April 4, 1997.

               99.2   Joint News Release of Atmos Energy
                      Corporation and United Cities Gas Company dated April 9, 1997.

               99.3 News Release of Atmos Energy Corporation dated April 16, 1997.




                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ATMOS ENERGY CORPORATION
                                        (Registrant)



DATE:  April 22, 1997              By:  /s/ Glen A. Blanscet
                                     ------------------------
                                        Glen A. Blanscet
                                        Vice President,
                                        General Counsel and
                                        Corporate Secretary